Exhibit 99.1

Hansen Medical Reports Third Quarter 2015 Results and Business Update
MOUNTAIN VIEW, CA – November 5, 2015 – Hansen Medical, Inc. (NASDAQ: HNSN), the global leader in intravascular robotics, today reported recent business highlights and financial results for the third quarter ended September 30, 2015.
Recent Business Highlights:

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The Company today announces a broad cost reduction program, which when fully implemented, is expected to further reduce the break-even point of the company to approximately $40 million in annual revenue, improve cash flow and allow for further investment in new technology and new markets. The cost reduction programs include the reduction of non-R&D related headcount, continued reduction of third party services and a more capital efficient facility location.

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The Company's intellectual property portfolio continues to expand with 16 new patent applications filed year-to-date focused on endoluminal and vascular applications. The new filings add to an existing portfolio that, including in-house patents, in-licensed patents, and pending applications, totals approximately 1,000 matters. The Company expects its ongoing research and development efforts to create next generation technology that complements and strengthens our existing portfolio and provides additional opportunities for our technologies in new markets.

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The Company announced continued expansion in utilization for Magellan™ Robotic Prostatic Artery Embolization (PAE) procedures for the treatment of Benign Prostatic Hyperplasia (BPH). Inova Alexandria Hospital in Alexandria, Virginia is leading the growth in the development of PAE and is at the forefront of utilizing the Magellan Robotic System for this procedure. Also during the quarter, the first robot-assisted Prostatic Artery Embolization (PAE) procedure in the United Kingdom with the Magellan Robotic System was successfully completed by Interventional Radiologist Dr. Mohammad Hamady at St. Mary's Hospital, Imperial College in London. Dr. Hamady used the Magellan 6Fr Robotic Catheter for navigation in the peripheral blood vessels during the PAE procedure for the treatment of Benign Prostatic Hyperplasia (BPH).

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The Company announced the completion of the world’s first clinical procedure using the Magellan Robotic Microcatheter Driver as part of the clinical study: Embolization Procedures in Peripheral Vasculature. The Magellan Microcatheter Driver is the latest design the Company is seeking to add to the growing Magellan family of approved devices, which currently includes the Magellan 6Fr, 9Fr, and 10Fr catheters.

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The Company announced that it has signed an exclusive agreement with AB Medica Sagl for distribution of the Magellan Robotic System in Switzerland. AB Medica is the largest medical technology distributor in Italy and Switzerland, and the expanded partnership will enable more patients to access and benefit from robotic endovascular procedures with Magellan.

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The Company, in cooperation with China National Medical Device Co, Ltd. has continued to make favorable progress in gaining a planned regulatory approval in 2016 in China. The robotic market in China represents a substantial growth opportunity for the Company. In parallel with the regulatory process, the Company continues pre-market activities with its regional partners to leverage distribution partnerships throughout Asia.

“I am pleased at the progress of our vascular business and our continued improvements in financial stewardship. We are encouraged by the strength of our 4th quarter system pipeline and have received three system orders in October 2015. We are encouraged that activity-to-date in the 4th quarter and we believe our robust pipeline positions us to ship more systems in the second half of 2015 as compared to the first half of 2015. I believe the capital environment within our pipeline is improving.” said Cary Vance, Hansen Medical’s Chief Executive Officer.

Third Quarter 2015 Operating Highlights:

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The Company sold 118 vascular catheters to perform procedures with Magellan Robotic System in the third quarter of 2015, compared to 63 vascular catheters for the same period in the prior year. The Company sold 570 EP catheters to perform procedures with Sensei Robotic System in the third quarter of 2015, compared to 651 EP catheters for the same period in the prior year. The Company sold 688 catheters in the third quarter of 2015, compared to 714 catheters for the same period in the prior year.

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The Company shipped two systems in the third quarter of 2015, compared to four systems shipped for the same period in the prior year (two systems were recognized as revenue and two were shipped as clinical evaluation units).

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There were 110 Magellan-related procedures performed in the third quarter of 2015, compared to 55 Magellan-related procedures for the same period in the prior year. Physicians performed 752 procedures in the third quarter of 2015, compared to 749 procedures over the same period in the prior year.

“The clinical data has begun to accumulate, supporting the utilization of the Magellan System, for a vast number of endovascular procedures. Through the third quarter of 2015, there have been 369 procedures performed worldwide to date. We will continue to maintain a strong R&D focus to ensure our product offerings match the needs of this growing market.” said Cary Vance, Hansen Medical’s Chief Executive Officer.
Third Quarter of 2015 Financial Results:
Total revenue for the third quarter of 2015 was $3.2 million, a decrease of $0.7 million compared to $3.9 million for the same period in 2014. The Company shipped two systems in the third quarter of 2015, compared to four systems shipped for the same period in the prior year (two systems were recognized as revenue and two were shipped as clinical evaluation units).
Gross profit decreased by $0.5 million in the third quarter of 2015 compared to the same period in 2014, and gross margin was 6% of revenue for the third quarter of 2015, compared to 18% for the same period in 2014. The decrease in gross profit and gross margin were primarily due to one system shipped with extended payment terms in the third quarter of 2015. For a sale with extended payment terms, revenue is recognized partially when due and payable whereas the cost is recognized in full upon shipment.
Operating expenses were $9.1 million in the third quarter of 2015, a decrease of 25% compared to $12.1 million for the same period in 2014. Operating expenses decreased as the Company continues to focus on spending controls.
Research and development expenses for the third quarter of 2015 were $3.7 million, compared to $4.9 million for same period in 2014. The decrease of $1.2 million was primarily due to a decrease in overall employee compensation and related costs, a decrease in expenses associated with prototype materials and a decrease in consulting costs.
Selling, general and administrative expenses for the third quarter of 2015 were $5.4 million, compared to $7.2 million for the same period in 2014. The decrease of $1.8 million was primarily due to a decrease in overall employee compensation and related costs, a decrease in depreciation expenses and a decrease in consulting costs.
Net loss for the third quarter of 2015 was $10.2 million, compared to a net loss of $15.6 million for the same period in 2014. Basic and diluted net loss attributable to common stockholders per share for the third quarter of 2015 was $(0.54), compared to $(1.30) for the same period in 2014. Weighted average shares outstanding used to compute basic and diluted net loss per share were 18.9 million shares for the third quarter of 2015, compared to 12.0 million shares for the same period in 2014. Shares used to compute basic and diluted net loss per share for the three and nine months ended September 30, 2015 and 2014 have been retroactively adjusted to reflect the reverse stock split of the Company’s outstanding shares of common stock at a ratio of one-for-ten effective on September 22, 2015.
The Company’s total balances in cash, cash equivalents, short-term investments and restricted cash were $35.6 million as of September 30, 2015 compared to $31.9 million as of December 31, 2014.

Non-GAAP Information
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures: non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss attributable to common stockholders and non-GAAP diluted net loss per common share (“EPS”). The presentation of this financial information is not intended to be considered as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP measures used by other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding non-cash charges, such as share-based compensation expenses and other special items such as warrant expense, cumulative dividend and beneficial conversion feature primarily related to non-cash charges resulting from a financing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results.
About Hansen Medical, Inc.
Hansen Medical, Inc., based in Mountain View, California, is the global leader in Intravascular Robotics, developing products and technology designed to enable the accurate positioning, manipulation and control of catheters and catheter-based technologies. The Company’s Magellan Robotic System, Magellan™ Robotic Catheter, Magellan 6Fr, 9Fr and 10Fr Robotic Catheter, and related accessories are intended to facilitate navigation to anatomical targets in the peripheral vasculature and subsequently provide a conduit for manual placement of therapeutic devices. The Company’s mission is to enable Cardiac Arrhythmia and Endovascular Procedures and to improve patient outcomes through the use of Intravascular Robotics. Additional information can be found at www.hansenmedical.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "will", “plan”, “continue,” expects,” “potential,” “believes,” “goal,” “estimate,” “anticipates,” and other similar words. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances and other factors that may cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Examples of such statements include statements regarding cost reductions and break-even point for the Company, our pipeline and sales for the fourth quarter of 2015, the growing market for our products, regulatory plans, user experiences, utilization and the business environment. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others: factors relating to engineering, regulatory, manufacturing, sales and customer service challenges in developing new products and entering new markets; potential safety and regulatory issues that could slow or suspend our development efforts and our sales; the effect of credit, financial and economic conditions on capital spending by our potential customers; the rate of adoption of our systems and the rate of use of our catheters; our ability to manage expenses and cash flow, and obtain adequate financing; and other risks more fully described in the “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.
“Artisan Extend,” “Hansen Medical,” “Hansen Medical (with Heart Design),” “Heart Design (Logo),” “Sensei,” “Artisan,” “Instinctive Motion,” and “IntelliSense” are registered trademarks, and “Magellan” and “Hansen Medical Magellan” are trademarks of Hansen Medical, Inc. in the U.S. and other countries.
Investor Contacts:
Hansen Medical, Inc.
650.404.5836
investor_relations@hansenmedical.com

HANSEN MEDICAL, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Product	$1,822	$2,620	$7,973	$10,490
Service	1,361	1,257	4,096	3,973
Total revenues	3,183	3,877	12,069	14,463
Cost of revenues:
Product	2,127	2,462	7,889	9,489
Service	852	714	2,462	1,973
Total cost of revenues	2,979	3,176	10,351	11,462
Gross profit	204	701	1,718	3,001
Operating expenses:
Research and development	3,657	4,905	10,991	14,129
Selling, general and administrative	5,446	7,158	18,581	24,465
Total operating expenses	9,103	12,063	29,572	38,594
Loss from operations	(8,899)	(11,362)	(27,854)	(35,593)
Warrant exchange and change in fair value of warrant liability	—	(2,914)	(2,993)	(2,914)
Interest and other expense, net	(1,329)	(1,313)	(3,797)	(3,784)
Loss before income taxes	(10,228)	(15,589)	(34,644)	(42,291)
Income tax expense	1	(5)	(23)	(38)
Net loss	(10,227)	(15,594)	(34,667)	(42,329)
Beneficial conversion feature of Series A convertible preferred stock	—	—	(20,224)	—
Cumulative dividend on Series A convertible preferred stock	—	—	(812)	—
Net loss attributable to common stockholders	$(10,227)	$(15,594)	$(55,703)	$(42,329)
Basic and diluted net loss per share*	$(0.54)	$(1.30)	$(3.44)	$(3.78)
Shares used to compute basic and diluted net loss per share*	18,879	12,023	16,193	11,192

*The Company’s financial statements have been retroactively adjusted to reflect the reverse stock split of its outstanding shares of common stock at a ratio of one-for-ten effective on September 22, 2015.

HANSEN MEDICAL, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014 (1)
ASSETS
Cash, cash equivalents and short-term investments	$30,188	$26,501
Accounts receivable, net	3,342	5,121
Inventories	11,030	11,492
Prepaids and other current assets	1,701	1,678
Property and equipment, net	2,475	2,328
Restricted cash	5,368	5,376
Other assets	601	1,179
Total assets	$54,705	$53,675
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$933	$2,534
Deferred revenue	2,781	3,527
Debt	34,833	34,385
Other liabilities	3,297	5,460
Total liabilities	41,844	45,906
Total stockholders’ equity	12,861	7,769
Total liabilities and stockholders’ equity	$54,705	$53,675

(1)	Derived from audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

HANSEN MEDICAL, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except gross margin and per share data)
(Unaudited)

		Three months ended September 30,		Nine months ended September 30,
		2015	2014	2015	2014
Total revenues, GAAP to Non-GAAP basis:		$3,183	$3,877	$12,069	$14,463
Cost of revenues reconciliation:
GAAP cost of revenues		$2,979	$3,176	$10,351	$11,462
Share-based compensation expense	<a>	(128)	(84)	(302)	(191)
Non-GAAP cost of revenues		$2,851	$3,092	$10,049	$11,271
Gross margin reconciliation:
GAAP gross margin		6%	18%	14%	21%
Share-based compensation expense		4%	2%	3%	1%
Non-GAAP gross margin		10%	20%	17%	22%
Loss from operation reconciliation:
GAAP loss from operations		$(8,899)	$(11,362)	$(27,854)	$(35,593)
Share-based compensation expense	<a>	1,103	880	2,875	2,295
Executive transition and employee separation	<b>	—	—	115	499
Non-GAAP loss from operations		$(7,796)	$(10,482)	$(24,864)	$(32,799)
Net loss reconciliation:
GAAP net loss		$(10,227)	$(15,594)	$(34,667)	$(42,329)
Share-based compensation expense	<a>	1,103	880	2,875	2,295
Executive transition and employee separation	<b>	—	—	115	499
Warrant exchange and change in fair value of warrant liability	<c>	—	2,914	2,993	2,914
Non-GAAP net loss		$(9,124)	$(11,800)	$(28,684)	$(36,621)
Net loss attributable to common stockholders reconciliation:
GAAP net loss attributable to common stockholders		$(10,227)	$(15,594)	$(55,703)	$(42,329)
Share-based compensation expense	<a>	1,103	880	2,875	2,295
Executive transition and employee separation	<b>	—	—	115	499
Warrant exchange and change in fair value of warrant liability	<c>	—	2,914	2,993	2,914
Beneficial conversion feature of Series A convertible preferred stock	<d>	—	—	20,224	—
Cumulative dividend on Series A convertible preferred stock	<e>	—	—	812	—
Non-GAAP net loss attributable to common stockholders		$(9,124)	$(11,800)	$(28,684)	$(36,621)
Diluted net loss per common share reconciliation
GAAP diluted net loss per common share		$(0.54)	$(1.30)	$(3.44)	$(3.78)
Non GAAP diluted net loss per common share		$(0.48)	$(0.98)	$(1.77)	$(3.27)
Shares used in per common share calculation (diluted)
GAAP weighted average shares used to compute net loss per common share	<1>	18,879	12,023	16,193	11,192

Notes

<1>
Shares used to compute basic and diluted net loss per share for the three and nine months ended September 30, 2015 and 2014 have been retroactively adjusted to reflect the reverse stock split of its outstanding shares of common stock at a ratio of one-for-ten effective on September 22, 2015.

<a>	Stock-based compensation expense, a non-cash charge

<b>	The executive transition and employee separation represented our effort to align with the Company’s strategy to maintain a lean workforce

<c>	Represents a change in fair value of warrant liability in 2015 and incremental fair value charges for a warrant exchange transaction in 2014, a non-cash charge.

<d>	Represents beneficial conversion feature of Series A convertible preferred stock, a non-cash charge

<e>	Represents cumulative dividend on Series A convertible preferred stock, a non-cash charge